Exhibit 4.6

Execution Version

HRTI, LLC

and

TRUIST BANK

as Trustee

Tenth Supplemental Indenture

Dated as of July 22, 2022

Supplement to Indenture dated as of May 15, 2001

Tenth Supplemental Indenture

Tenth Supplemental Indenture, dated as of July 22, 2022, between HRTI, LLC, a Maryland limited liability company (formerly known as Healthcare Realty Trust Incorporated, a Maryland corporation) (hereinafter called the “Company” or “HR”), having its principal office at 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203, and Truist Bank (formerly known as Branch Banking and Trust Company), a bank organized and existing under the laws of the state of North Carolina, as Trustee (hereafter called the “Trustee”), having a Corporate Trust Office at 2713 Forest Hills Road, Bldg 2 Fl 2, Wilson, North Carolina 27893 as Trustee under the Indenture (as hereinafter defined).

Recitals

Whereas, the Company and the Trustee are parties to an Indenture, dated as of May 15, 2001, a copy of which is attached hereto as Exhibit A and which is incorporated herein by reference (hereinafter called the “HR Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of May 15, 2001, the Second Supplemental Indenture, dated as of March 30, 2004, the Third Supplemental Indenture, dated as of December 4, 2009, the Fourth Supplemental Indenture, dated as of December 13, 2010, the Fifth Supplemental Indenture, dated as of March 26, 2013, the Sixth Supplemental Indenture, dated as of April 24, 2015, a copy of which is attached hereto as Exhibit B and which is incorporated herein by reference (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture, dated as of December 11, 2017, a copy of which is attached hereto as Exhibit C and which is incorporated herein by reference (the “Seventh Supplemental Indenture”), the Eighth Supplemental Indenture, dated as of March 18, 2020, a copy of which is attached hereto as Exhibit D and which is incorporated herein by reference (the “Eighth Supplemental Indenture”), and the Ninth Supplemental Indenture, dated as of October 2, 2020, a copy of which is attached hereto as Exhibit E and which is incorporated herein by reference (the “Ninth Supplemental Indenture”; and, the HR Base Indenture as so amended and supplemented by such supplemental indentures, the “Indenture”), providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness (the “Securities”);

Whereas, HR and Healthcare Trust of America, Inc. (“HTA”) have entered into an agreement and plan of merger (the “Merger Agreement”), by and among HR, HTA, Healthcare Trust of America Holdings, LP (“HTA OP”) and HR Acquisition 2, LLC (“Merger Sub”), pursuant to which the combination of HTA and the Company will be accomplished through a merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity and a subsidiary of HTA (the “Merger”);

Whereas, HTA OP has offered holders of 3.875% Senior Notes due 2025 (the “2025 Notes”), 3.625% Senior Notes due 2028 (the “2028 Notes”), 2.400% Senior Notes due 2030 (the “2030 Notes”) and 2.050% Senior Notes due 2031 (the “2031 Notes” and, collectively with the 2025 Notes, the 2028 Notes and the 2030 Notes, the “Notes”), each such series of notes having been issued by HR, to exchange (the “HTA Exchange Offer”) any and all of the Notes for corresponding series of notes of HTA OP on the terms and subject to the conditions set forth in the prospectus relating to the offers to exchange and solicitations of consents, including consummation of the Merger, dated as of June 28, 2022 (the “Prospectus”), forming a part of the Registration Statement on Form S-4, filed by HTA and HTA OP with the Securities and Exchange Commission (the “SEC”) on June 14, 2022 and declared effective by the SEC on June 28, 2022;

Whereas, Section 902 of the HR Base Indenture provides that, with the consent of the holders of not less than a majority in principal amount of all the outstanding securities of each series affected by such supplemental indenture, voting as separate classes (the “Requisite Consents”), the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, subject to certain enumerated exceptions set forth therein which require the consent of the holder of each outstanding security affected thereby (which such exceptions do not apply with respect to the Proposed Amendments (as defined below));

Whereas, in connection with the HTA Exchange Offer, HTA OP has also solicited consents from holders of the Notes to certain amendments (the “Proposed Amendments”) to the Indenture as described in the Prospectus and set forth in Article One of this Tenth Supplemental Indenture;

Whereas, HTA OP has received and caused to be delivered to the Trustee evidence of the consents from holders of a majority of the outstanding aggregate principal amount of each series of the Notes, voting as separate classes, to effect the Proposed Amendments under the Indenture;

Whereas, the Company is undertaking to execute and deliver this Tenth Supplemental Indenture to delete or amend, as applicable, certain provisions and covenants in the Indenture; and

Whereas, the Company and the Trustee deem it advisable to enter into this Tenth Supplemental Indenture for the purposes of providing for the rights, obligations and duties of the Company and the Trustee with respect to the Notes and to set forth certain specific provisions with respect thereto.

NOW, THEREFORE, THIS TENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

Article One.

Amendments

From and after the Effective Date (as defined below), the HR Base Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, and the Ninth Supplemental Indenture are hereby amended as follows:

Section 1.01. Reports by the Company. With respect to the Notes, Section 703 of the HR Base Indenture is deleted in its entirety and replaced with the following:

(a)	Section 703 [Intentionally Omitted].

Section 1.02. Covenants and Other Provisions in HR Base Indenture. With respect to the Notes, all of the sections or provisions listed below under the HR Base Indenture are deleted in their entirety and replaced, respectively, with the following:

(a)	Section 501(5) [Intentionally Omitted].

(b)	Section 801 [Intentionally Omitted].

(c)	Section 802 [Intentionally Omitted].

(d)	Section 803 [Intentionally Omitted].

(e)	Section 1005 [Intentionally Omitted].

(f)	Section 1006 [Intentionally Omitted].

(g)	Section 1007 [Intentionally Omitted].

(h)	Section 1008 [Intentionally Omitted].

(i)	Section 1009 [Intentionally Omitted].

(j)	Section 1010 [Intentionally Omitted].

Section 1.03. Covenants in Sixth Supplemental Indenture. Solely with respect to the 2025 Notes, all of the sections or provisions listed below under the Sixth Supplemental Indenture relating to the 2025 Notes are deleted in their entirety and replaced, respectively, with the following:

(a)	Section 4.01 [Intentionally Omitted].

(b)	Section 4.02 [Intentionally Omitted].

(c)	Section 4.03 [Intentionally Omitted].

(d)	Section 4.04 [Intentionally Omitted].

Section 1.04. Covenants in Seventh Supplemental Indenture. Solely with respect to the 2028 Notes, all of the sections or provisions listed below under the Seventh Supplemental Indenture relating to the 2028 Notes are deleted in their entirety and replaced, respectively, with the following:

(a)	Section 4.01 [Intentionally Omitted].

(b)	Section 4.02 [Intentionally Omitted].

(c)	Section 4.03 [Intentionally Omitted].

(d)	Section 4.04 [Intentionally Omitted].

Section 1.05. Covenants in Eighth Supplemental Indenture. Solely with respect to the 2030 Notes, all of the sections or provisions listed below under the Eighth Supplemental Indenture relating to the 2030 Notes are deleted in their entirety and replaced, respectively, with the following:

(a)	Section 4.01 [Intentionally Omitted].

(b)	Section 4.02 [Intentionally Omitted].

(c)	Section 4.03 [Intentionally Omitted].

(d)	Section 4.04 [Intentionally Omitted].

Section 1.06. Covenants in Ninth Supplemental Indenture. Solely with respect to the 2031 Notes, all of the sections or provisions listed below under the Ninth Supplemental Indenture relating to the 2031 Notes are deleted in their entirety and replaced, respectively, with the following:

(a)	Section 4.01 [Intentionally Omitted].

(b)	Section 4.02 [Intentionally Omitted].

(c)	Section 4.03 [Intentionally Omitted].

(d)	Section 4.04 [Intentionally Omitted].

Section 1.07. Effects of Sections 1.01 through 1.06. Any and all references to any Articles and Sections of the Indenture which are deleted by any Article or Section of this Tenth Supplemental Indenture, and any and all obligations related solely to such deleted Articles or Sections throughout the Indenture, with respect to the applicable series of Notes, are of no further force or effect. Any and all terms defined in the Indenture or Notes which are (i) used in any Articles or Sections of the Indenture or Notes deleted by any Article or Section of this Tenth Supplemental Indenture and (ii) not otherwise used in any other Article or Section of the Indenture or Notes not affected by this Tenth Supplemental Indenture are hereby deleted.

Article Two.

Effectiveness

Section 2.01. Requisite Consents having been received, this Tenth Supplemental Indenture shall become a binding agreement between the parties hereto when executed by the parties hereto. Notwithstanding the foregoing, the amendments to the HR Base Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, and the Ninth Supplemental Indenture set forth herein shall become effective only on and as of the date on which each of the following has been satisfied (the “Effective Date”): (a) HTA OP has delivered to the Trustee for all validly tendering holders of the Notes (who have not validly withdrawn such tenders) the aggregate amount to be paid to such validly tendering holders the Total Consideration or Exchange Consideration, as applicable and as each is defined in the Prospectus, upon the terms and subject to the conditions in the Prospectus, due to such validly tendering holders, (b) HTA OP notifies the Trustee that the Notes that are validly tendered (and not validly withdrawn) have been accepted for exchange by HTA OP in accordance with the terms of the Prospectus, and (c) the Merger shall have been consummated.

Article Three.

Miscellaneous

Section 3.01. Each and every term and condition contained in the Indenture shall apply to this Tenth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Tenth Supplemental Indenture. As supplemented by this Tenth Supplemental Indenture, the Indenture shall be read, taken and construed as one and the same instrument; provided, however, that the rights, duties and obligations of the Trustee in this Tenth Supplemental Indenture shall be limited to those matters expressly relating to the Notes. The permissive rights of the Trustee to take any action under this Tenth Supplemental Indenture or the Indenture shall not be construed as duties.

Section 3.02. Nothing contained in this Tenth Supplemental Indenture shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or this Tenth Supplemental Indenture.

Section 3.03. All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as set forth in the Indenture.

Section 3.04. This Tenth Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 3.05. This Tenth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.06. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Tenth Supplemental Indenture or in any other certificate, agreement or document related to this Tenth Supplemental Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 3.07. This Tenth Supplemental Indenture shall cease to be of further effect upon compliance with Section 401 of the Indenture with respect to the Notes.

Section 3.08. The provisions of this Tenth Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that may be issued by the Company under the Indenture.

Section 3.09. In case any one or more of the provisions contained in this Tenth Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Tenth Supplemental Indenture or of the Notes, but this Tenth Supplemental Indenture and the Notes shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

(signature page follows)

In Witness Whereof, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

Dated: July 22, 2022	HRTI, LLC By: Name: B. Douglas Whitman, II Title: Senior Vice President, Finance and Treasurer

Dated: July 22, 2022	Truist Bank, as Trustee By: Name: Susan K. Baker Title: Vice President

Acknowledgment

State of __________ )

              ) SS:

County of ________ )

On the 22nd day of July, 2022, before me personally came B. Douglas Whitman, II, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President, Finance and Treasurer of HRTI, LLC, one of the parties described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors.

[Notarial Seal]

Notary Public

Commission Expires

State of __________ )

              ) SS:

County of ________ )

On the 22nd day of July, 2022, before me personally came Susan K. Baker, to me known, who, being by me duly sworn, did depose and say that she is a Vice President of TRUIST BANK, one of the parties described in and which executed the foregoing instrument, and that she signed her name thereto by authority of the Board of Directors.

[Notarial Seal]

Notary Public

Commission Expires

Exhibit A

HR Base Indenture

Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 17, 2001.

Exhibit B

Sixth Supplemental Indenture

Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 24, 2015.

Exhibit C

Seventh Supplemental Indenture

Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 11, 2017.

Exhibit D

Eighth Supplemental Indenture

Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 18, 2020.

Exhibit E

Ninth Supplemental Indenture

Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 2, 2020.